Part III

EXHIBITS

1	Posting Agreement with StartEngine Crowdfunding

2.1	Amended and Restated Certificate of Incorporation

2.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation

2.3	Second Certificate of Amendment to Amended and Restated Certificate of Incorporation

2.4	Third Certificate of Amendment to Amended and Restated Certificate of Incorporation

2.5	Amended and Restated Bylaws

4	Form of Subscription Agreement

8	Escrow Services Agreement

11	Consent of IndigoSpire CPAs & Advisors

12	Opinion of Alliance Legal Partners, Inc.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 16, 2023.

FISHER WALLACE LABORATORIES, INC.

By:	/s/ Kelly Roman	Date: February 16, 2023
Kelly Roman, Chief Executive Officer, Principal Executive Officer and Director

By:	/s/ Charles A. Fisher	Date: February 16, 2023
Charles A. Fisher, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director

By:	/s/ Simon Webster	Date: February 16, 2023
Director